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                                                                    EXHIBIT 99.2
                                 FORM OF PROXY

                                 NEW MANAGEMENT
                     PROXY FOR SPECIAL MEETING OF PARTNERS

                                AUGUST 22, 1996

        THIS PROXY IS SOLICITED ON BEHALF OF THE EXECUTIVE COMMITTEE OF
                                 NEW MANAGEMENT


    The undersigned partner of New Management, a California general partnership, revoking any previous proxies for its Units, hereby appoints Bernard Siegel, M.D., David Moskowitz, M.D., and Philip C. Dragul, M.D., and each of them, the true and lawful attorneys-in-fact and proxies of the undersigned, each having full power of substitution, to vote all Units which the undersigned is entitled to vote at the Special Meeting of Partners of New Management to be held on August 22, 1996, and at any adjournments thereof, on all matters set forth in the Notice of Special Meeting of Partners and the related Prospectus-Proxy Statement dated August 20, 1996 as follows:



    (1) Approval of the Amended and Restated Agreement to Purchase Assets, dated as of March 11, 1996, as amended by Amendment No. 1 to the Amended and Restated Agreement to Purchase Assets (the "Acquisition Agreement"), between New Management, MedPartners/Mullikin, Inc., a Delaware corporation ("MedPartners/Mullikin"), and MedPartners, Inc., a Delaware corporation and wholly owned subsidiary of MedPartners/Mullikin (the "Subsidiary"), and the transactions contemplated thereby.


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
/ /  FOR                           / /  AGAINST                       / /  ABSTAIN
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                          (Continued on reverse side)

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INSTRUCTIONS ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE ACQUISITION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.


    The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Partners and the related Proxy Statement each dated August 20, 1996.


                                                  Dated              , 1996
                                                       --------------

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                    Signature if held jointly

                                                      Please date and sign above
                                                  exactly as your name or names
                                                  appear hereon. Joint owners
                                                  shall each sign personally.
                                                  Corporate proxies should be
                                                  signed in full corporate name
                                                  by an authorized officer and
                                                  attested. Persons signing in a
                                                  fiduciary capacity should
                                                  indicate their full name, in
                                                  such capacity.